Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Anpath Group, Inc. (the “Company”) on Form 10-KSB for the period ended March 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned J. Lloyd Breedlove, Chief Executive Officer of the Company and Stephen Hoelscher, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: June 28, 2007	By: /s/ J. Lloyd Breedlove Name: J. Lloyd Breedlove Title: Chief Executive Officer (Principal Executive Officer)

Date: June 28, 2007	By: /s/ Stephen Hoelscher Name: Stephen Hoelscher Title: Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.